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                                                                   Exhibit 10.71


                            SUPPLEMENTAL INDENTURE

                                      TO

                                   INDENTURE

                                  DATED AS OF

                                 JULY 5, 1994

                                     AMONG

                             POLYPHASE CORPORATION

                                      and

                       IBJ SCHRODER BANK & TRUST COMPANY

                                    Trustee

                           ------------------------

                         Dated as of December 5, 1997
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                            SUPPLEMENTAL INDENTURE
                            ----------------------

     This Supplemental Indenture (herein so called) dated as of December 5, 1997, is made and entered into by and between POLYPHASE CORPORATION, a Nevada corporation (the "Company"), and IBJ SCHRODER BANK & TRUST COMPANY, as Trustee (the "Trustee").

     WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture dated as of July 5, 1994 (the "Indenture"), providing for the issuance by the Company of $4,000,000 principal amount of its 12% Senior Convertible Debentures Due July 1, 1999 (the "Bonds");

     WHEREAS, the Company desires that the Holders of the Bonds waive certain provisions of the Indenture and the Bonds and, in connection therewith and in consideration therefor, the Company and the Holders desire to amend certain other provisions of the Indenture and the Bonds as set forth in this Supplemental Indenture;

     WHEREAS, Article 9 of the Indenture provides, among other things, that the Company and the Trustee may amend or supplement the Indenture in certain respects with the written consent of the Holders of the outstanding Bonds;

     WHEREAS, the Company has requested that the Holders of the Bonds consent to and approve the waivers of and amendments to the Indenture described herein;

     WHEREAS, the Company has received and delivered to the Trustee the consent of the Holders of 100% in principal amount of the Bonds outstanding on the date hereof to such waivers and amendments; and

     WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Bonds as follows:

     Section 1.  Definitions.  Terms defined in the Indenture and not otherwise
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defined herein are used herein with their meanings so defined.

     Section 2.  Waivers.  From and after the effective time of this
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Supplemental Indenture, the Company, the Holders and every subsequent holder of the Bonds shall be bound by the following waivers of the Indenture and the
Bonds:

               Such persons expressly waive (A) all Events of Default existing under the Indenture as of the date hereof, and (B) Section 203 of the Indenture and Paragraph 4 on the reverse side of the Bonds to the extent, and only to the extent, that the Change of Control existing on the date hereof continues to exist (and this waiver does not extend to any other Change of Control or any additional Change of Control hereafter existing), and any such other Change of Control or additional Change of Control will entitle each Holder to exercise its rights, remedies, powers or privileges under the Indenture and the Bonds including, without limitation.
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         Section 203 of the Indenture and such Paragraph 4.

     Section 3.  Amendments.  From and after the effective time of this
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Supplemental Indenture, the Holders and every subsequent holder of the Bonds shall be bound by the following amendments to the Indenture and the Bonds:

           1. Section 203 of the Indenture and Paragraph 4 of the reverse side of each Bond are hereby amended by changing the period at the end of the definition of "Change of Control" to a semi-colon, by inserting thereafter the word "or" and by adding thereafter additional events that will constitute a Change of Control as follows:

                 "(e) any event described in the first two lines of Section 801 of the Indenture occurs, whether or not clauses (1) through (4) thereof are fulfilled; or

                 (f) the Company enters into a leveraged buyout or other substantial debt or equity restructuring, recapitalization or refinancing; or

                 (g) Jim Rudis ceases to act in substantially the same capacity at the Company as Mr. Rudis served on December 1, 1997."

           2. Section 501 of the Indenture is hereby amended by changing the period at the end of the definition of "Event of Default" to a semi-colon, by deleting the word "and" at the end of clause (11) thereof and by adding at the end thereof additional events that will constitute an "Event of Default" as follows:

           "(13) The Company fails to pay concurrently with the execution and delivery of the Supplemental Indenture dated December 5, 1997, supplementing this Indenture, the full principal amount of the Company's $1,500,000 12% Convertible Subordinated Debentures Due December 1, 1997, together with all interest accrued thereon at the contract rate in accordance with the terms thereof;

           (14) the Company fails to pay the Holders concurrently with the execution and delivery of the Supplemental Indenture referred to in (13) above, $3,005,333.33 as contemplated by Section 9 of such Supplemental Indenture; or

           (15) The Company fails to issue and deliver to the Holders no later than January 5, 1998, warrants (a) to purchase 200,000 shares of its registered common stock at an exercise price of $.01 per share and to purchase an additional 200,000 shares of the Company's registered common stock at the market price of such stock on December 3, 1997 (the "Market Warrants"), (b) expiring five years from the date of issuance, (c) entitled to usual and customary anti-dilution provisions substantially comparable to those contained in Article Thirteen of the Indenture as determined by the Holders, (d) with Holders having the right to receive registered shares but if registered shares are not available for any reason, the Holders having demand and piggyback registration rights with respect to all common shares issued on conversion of the warrants substantially comparable to those contained in the Registration Rights Agreement between the Holders of the Company dated as of December 1, 1995, (e) such warrants to be transferrable to accredited investors, and (f) such warrants to have such other terms and conditions as the Holders may require in the exercise of their sole

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           discretion.

           3. Section 1201 of the Indenture is hereby amended by adding thereto at the end thereof the following:

                 "Upon delivery to the Holders of the warrants contemplated by clause (15) of the definition of Event of Default, the Holders will grant to the Company an option to repurchase the remaining Bonds held by them at par plus interest accrued thereon through the date of repurchase, such repurchase to occur no later than September 5, 1998. Provided that the Company exercises its option to repurchase the remaining Bonds as noted above and completes such repurchase, it will have an option to repurchase, concurrently with the exercise of its Bond repurchase right, 100,000 of the Market Warrants at $.01 per share from the Holders. Until such option expires, the Holders shall be obligated to retain 100,000 of the Market Warrants.


           4. Section 1301 of the Indenture is hereby amended by changing the Conversion Price $5.65 appearing therein to be $3.00, subject to adjustment as provided in Section 1303 (and such $3.00 figure, as so adjusted, is hereafter referred to in the Indenture as the "Conversion Price").



     Section 4.  Notation.  Bonds authenticated and delivered after the
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effective date of this Supplemental Indenture for transfer or exchange, and all
Bonds presented or delivered to the Trustee on and after such date for the purpose of being stamped, shall be stamped (unless textually revised as hereinafter provided) by the Trustee with a notation substantially in the form as follows:

           The Indentured dated as of July 5, 1994, referred to in these Bonds has been amended by a Supplemental Indenture dated as of December 3, 1997, pursuant to which certain provisions of the Indenture have been amended and/or waived as set forth in such Supplemental Indenture. Copies of the Supplemental Indenture are on file with, and available upon request from, the Trustee and the Company.

     Section 5.  Ratification.  Except as hereby expressly amended or waived,
     ----------  ------------
the Indenture and the Bonds issued thereunder are in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes and every holder of Bonds heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby.

     Section 6.  Counterparts.  This Supplemental Indenture may be executed in
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any number of counterparts, each of which shall be deemed to be an original for all purposes, but such counterparts shall together be deemed to constitute but one and the same instrument.

     Section 7.  Choice of Law.  The internal laws of the State of New York
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shall govern this Supplemental Indenture and the Bonds.

     Section 8.  Acceptance by Trustee.  The Trustee, for itself and its
     ----------  ---------------------
successor or successors, accepts the trusts of the Indenture as amended by this Supplemental Indenture,

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and agrees to perform the same, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trusts created by the Indenture as modified by this Supplemental Indenture.

     Section 9.  Effectiveness.  Notwithstanding anything to the contrary set
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forth in this Supplemental Indenture, the waivers and amendments effected hereby shall not be effective or become operative prior to the receipt by the Holders of $3,005,333.33 in payment of $2,800,000 principal amount of the Bonds to be canceled by the Trustee on the date hereof and interest on all of the Bonds accruing through December 5, 1997 at the contract rate or if as of the date hereof there exists an Event of Default under the Indenture (other than any Event of Default to be waived under Section 3 above) or an event that would constitute an Event of Default if the amendments to be made under Section 4 above were effective.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of December 5, 1997.

                         POLYPHASE CORPORATION


                         By:
                             ------------------------------------
                              Name:
                                   ------------------------------
                              Title:
                                     ----------------------------


                         IBJ SCHRODER BANK & TRUST COMPANY, as Trustee


                         By:
                             ------------------------------------
                              Name:
                                   ------------------------------
                              Title:
                                     ----------------------------

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